UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 19, 2009

PLY GEM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114041 (Commission File No.)	20-0645710 (IRS Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, North Carolina 27513 (Address of principal executive offices)

(919) 677-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

                  On November 19, 2009, Ply Gem Industries, Inc. (the “Issuer”), a wholly-owned subsidiary of Ply Gem Holdings, Inc. (the “Company”), launched an exchange offer to exchange (i) up to $21.863 million aggregate principal amount of the Issuer’s Series A Senior Subordinated Notes due 2017 (the “New Series A Notes”) (subject to proration) and (ii) up to $56.843 million aggregate principal amount of the Issuer’s Series B Senior Subordinated Notes due 2017 (the “New Series B Notes”, and together with the New Series A Notes, the “New Notes”) for up to $78.706 million aggregate principal amount of the Issuer’s properly tendered (and not withdrawn) and accepted 9% Senior Subordinated Notes due 2012 (CUSIP 729416AG2) (the “Old Notes”). The purpose of the exchange offer is to refinance the Old Notes.

                  The New Series A Notes and the New Series B Notes will have identical terms except that (i) the interest rate on the New Series A Notes will be 17% per annum payable in cash and (ii) the interest rate on the New Series B Notes will be 12.25% per annum payable in cash.

                  The New Notes will be unsecured and will be subordinated in right of payment to all of the Issuer’s existing and future senior debt, including borrowings under the Issuer’s senior secured asset-based revolving credit facility (the “ABL Facility”) and the Issuer’s existing 11.75% Senior Secured Notes due 2013 (the “Senior Secured Notes”).  The New Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Issuer’s subsidiaries that are not guarantors.  The New Notes will rank pari passu with the Old Notes.

                   The New Notes will initially be jointly and severally, irrevocable and unconditionally guaranteed on a senior subordinated basis, subject to certain limitations described herein, by the Company and all the Issuer’s subsidiaries located in the United States (other than certain unrestricted subsidiaries).  The guarantees will be general unsecured obligations of the guarantors and will be subordinated in right of payment to all existing and future senior debt of the guarantors, which includes their guarantees of the ABL Facility and the Senior Secured Notes.

                  As of November 19, 2009, $360.0 million aggregate principal amount of Old Notes are outstanding.  Affiliates of, and companies managed by, CI Capital Partners LLC, formerly known as Caxton-Iseman Capital LLC, including Caxton-Iseman (Ply Gem), L.P., Caxton-Iseman (Ply Gem) II, L.P. and Frederick J. Iseman (collectively, the “Sponsor”), beneficially own the majority of the common stock of the indirect parent company of the Issuer.  Caxton-Iseman (Ply Gem) III, L.P. and Caxton-Iseman (Ply Gem) IV, L.P. (together, the “CI Noteholders”), which are affiliates of the Sponsor, own $281.294 million aggregate principal amount of the Old Notes.  It is a condition to the exchange offer that the CI Noteholders enter into an agreement with the Issuer whereby they will agree not to tender any of their Old Notes in the exchange offer.  Instead, under such agreement, the CI Noteholders will agree, upon successful completion of the exchange offer (without any amendment or waiver of the terms and conditions of the exchange offer), to exchange the Old Notes held by them for new Series A Senior Subordinated Notes due 2017 (the “CI Series A Notes”) and new Series B Senior Subordinated Notes due 2017 (the “CI Series B Notes”, and together with the CI Series A Notes, the “CI Notes”) in an aggregate principal amount equal to the principal amount of Old Notes exchanged by them.  The CI Noteholders will receive $78.137 million aggregate principal amount of CI Series A Notes and $203.157 million aggregate principal amount of CI Series B Notes.

                  The CI Notes will not be fungible with the New Notes and will be issued under a different indenture.  The CI Notes will have substantially identical terms as the New Notes, except that the CI Notes (but not necessarily any debt issued to refinance the CI Notes) will be subordinated in right of payment to the New Notes under certain circumstances.  The subordination provisions are only for the benefit of the holders of the New Notes and not for the benefit of the holders of the Old Notes.  The CI Notes will rank pari passu in right of payment with the Old Notes.

                  Eligible holders who validly tender their Old Notes on or prior to 5:00 p.m., New York City time, on December 3, 2009, unless extended by the Issuer (such time and date as may be extended by the Issuer, the “Early Tender Date”), will receive in exchange for each $1,000 principal amount of Old Notes and integral multiples thereof properly tendered (and not withdrawn) and accepted by the Issuer, $1,000 principal amount of (i) New Series A Notes (subject to proration) and (ii) New Series B Notes.  Eligible holders who validly tender their Old Notes after the Early Tender Date but prior to midnight, New York City time, on December 17, 2009, unless extended by the Issuer (such time and date, as the same may be extended, the “Expiration Date”), will receive in exchange for each $1,000 principal amount of Old Notes and integral multiples thereof properly tendered (and not withdrawn) and accepted by the Issuer, $950 principal amount of (i) New Series A Notes (subject to proration as) and (ii) New Series B Notes.

                  The amount of New Series A Notes and New Series B Notes to be issued to each tendering holder will be determined as described below in order to (i) maximize the New Series A Notes to be issued to each tendering holder and (ii) limit the total outstanding amount of New Series A Notes and CI Series A Notes to $100.0 million.  Each tendering holder will first receive New Series A Notes in respect of their properly tendered (and not withdrawn) Old Notes.  To the extent that the principal amount of tendered Old Notes exceeds $21.863 million, the principal amount of New Series A Notes to be issued as part of the total consideration to each tendering holder will be prorated based on the total amount of Old Notes tendered (rounded down to the nearest multiple of $1,000).  The principal amount of the New Series B Notes to be issued as part of the total consideration to each tendering holder will be equal to the difference between (i) the principal amount of the Old Notes tendered by such tendering holder and (ii) the principal amount of New Series A Notes to be issued to such tendering holder in the exchange offer.

                   The exchange offer for the Old Notes is conditioned on (i) a minimum principal amount of at least $30.0 million of the outstanding principal amount of the Old Notes (excluding the Old Notes held by the CI Noteholders) being tendered in the exchange offer and (ii) the CI Noteholders shall have entered into an agreement with the Issuer whereby they will agree not to tender their Old Notes in the exchange offer and instead will agree to exchange their Old Notes for the CI Notes.  Completion of the exchange offer is also subject to the satisfaction or waiver of a number of other conditions.  In addition, the Issuer has the right to terminate or withdraw the exchange offer at any time and for any reason in its sole discretion, including if any of the conditions are not satisfied.

                  The exchange offer for the Old Notes will expire at midnight, New York City time, on December 17, 2009, unless extended by the Issuer.

                  Tenders of the Old Notes may be withdrawn prior to 5:00 p.m., New York City time, on December 3, 2009, unless extended by the Issuer (such time and date, as the same may be extended, the “Withdrawal Deadline”).  Holders may withdraw tendered Old Notes at any time prior to the Withdrawal Deadline, but may not withdraw tendered Old Notes on or after the Withdrawal Deadline.

                  The Issuer plans to issue the New Notes in exchange for Old Notes tendered in the exchange offer as soon after the Expiration Date as practicable, but not, in any event, later than on the third business day following the Expiration Date (such date, the “Settlement Date”).  If Old Notes are properly tendered (and not withdrawn) by an eligible holder and accepted by the Issuer for exchange pursuant to the exchange offer, such holder will be entitled to receive accrued and unpaid interest, if any, on such Old Notes up to, but not including, the Settlement Date in cash.

                  The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  Accordingly, the New Notes will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom.

                  The exchange offer is being made, and the New Notes are being offered and issued, only (a) in the United States to holders of Old Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (b) in the United States to holders of Old Notes who are “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) and (c) outside the United States to holders of Old Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

                  Questions and requests for assistance or for additional copies of the exchange offer documents may be directed to D.F. King & Co., Inc., the information agent, toll-free at 1-(800) 967-4612 or collect at 1-(212) 269-5550.

                   This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

                  Certain statements made in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Forward-looking statements are based on management's expectations, estimates, projections and assumptions.  These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.  Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.  Additional information regarding these factors is contained in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K.

                  The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

By	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President, Chief Financial Officer

Dated:  November 19, 2009